As filed with the Securities and Exchange Commission on ______, 2008

                                                Commission File No. 333-148479

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                 Amendment No. 6


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                            EPIC ENERGY RESOURCES, INC.
                       ---------------------------------
              (Exact name of registrant as specified in charter)

         Colorado                        1311                    94-3363969
---------------------------      -----------------------    ------------------
(State or other jurisdiction   (Primary Standard Classi-       (IRS Employer
  of incorporation)             fication Code Number)          I.D. Number)

                       1450 Lake Robbins Drive, Suite 160
                             The Woodlands, TX 77380
                                 (281) 419-3742
                     --------------------------------------
         (Address and telephone number of principal executive offices)

                       1450 Lake Robbins Drive, Suite 160
                             The Woodlands, TX 77380
                                 (281) 419-3742
           ----------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Rex P. Doyle
                       1450 Lake Robbins Drive, Suite 160
                             The Woodlands, TX 77380
                                 (281) 419-3742
           ----------------------------------------------------------
           (Name, address and telephone number of agent for service)

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

 As soon as practicable after the effective date of this Registration Statement
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

    Large accelerated filer   [  ]               Accelerated filer   [  ]

      Non-accelerated filer   [  ]               Smaller reporting company  [x]
(Do not check if a smaller reporting company)


                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                to be        Price Per     Offering      Registration
Registered            Registered     Share (1)      Price             Fee
----------            ----------     ---------     ---------     ------------

Common Stock (2)       34,314,674      $1.10       $37,746,142     $1,484
------------------------------------------------------------------------------


(1) Offering price computed in accordance with Rule 457 (c). (2) Shares of common stock offered by selling shareholders


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II
                     Information Not Required in Prospectus


 Item 13.     Other Expenses of Issuance and Distribution.

   The following table lists the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered.

             SEC Filing Fee                               $  4,451
             Blue Sky Fees and Expenses                        300
             Legal Fees and Expenses                        70,000
             Accounting Fees and Expenses                   25,000
             Miscellaneous Expenses                            249
                                                          --------
                  TOTAL                                   $100,000
                                                          ========

   All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

     The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 15. Recent Sales of Unregistered Securities.

   The following lists all shares issued by the Company since December 31, 2004 which were not registered with the Securities and Exchange Commission. Unless otherwise indicated, all per share information has been adjusted to reflect a 20-for-1 forward split of the Company's common stock which was approved by the Company's shareholders in March 2005.

April 2006 Sales

Name                   Date of Sale    Shares       Warrants    Consideration

Rex Doyle                 4-4-06    20,000,000 (1)      --           $200
John Ippolito             4-4-06    20,000,000 (1)      --           $200
David Reynolds            4-4-06     2,000,000          --           $ 20
Dana Walters              4-4-06     1,000,000          --           $ 10
Joseph Lindquist          4-4-06     1,000,000          --           $ 10


(1) On March 12, 2007 Rex Doyle and John Ippolito each agreed to the cancellation of 11,600,0000 of their respective shares.

Services Provided by Officers and Consultants
---------------------------------------------

    Name                      Date         Shares      Consideration
    ----                      ----         ------      -------------

John Sherwood               12/18/06       15,000      Services  rendered as a
                                                       director  and valued at
                                                       $11,419.

W. Robert Eissler           12/18/06       15,000      Services rendered
                                                       as a director and valued
                                                       at $11,419.

Dr. Robert M. Ferguson      12/18/06       15,000      Services rendered as a
                                                       director and valued at
                                                       $11,419.

W. Steven Goff              12/18/06       10,000      Services rendered as
                                                       President of Epic
                                                       Exploration and
                                                       Production LLC and
                                                       valued at $7,613.

Michael Kinney              12/18/06       20,000      Accounting services
                                                       rendered and valued at
                                                       $15,225.

Michael Kinney               3/26/07       20,000      Accounting Services
                                                       rendered and valued at
                                                       $61,000.

Michael Kinney                6/6/07       20,000      Accounting services
                                                       rendered and valued at
                                                       $62,500.

Gary L. Christensen          9/14/07       63,556      Services rendered in
                                                       connection with the
                                                       acquisition of the
                                                       Carnrite Group, LLC
                                                       and valued at $209,735.

Rex P. Doyle                12/13/07      300,000      Services as an officer
                                                       and valued at $990,000.

John Ippolito               12/13/07      300,000      Services as an officer
                                                       and valued at $990,000.

Kevin G. McMahon             6/10/08       17,000      Services as a director
                                                       and valued at $8,000.

Oil and Gas Properties
----------------------

    Name                      Date         Shares      Consideration
    ----                      ----         ------      -------------

Dick Schremmer              12/22/06    2,200,000      Interest in Kansas oil
                                                       and gas property

Edwin Gressel               12/22/06    1,000,000      Interest in Kansas oil
                                                       and gas property

Harold Gordon                2/16/07        1,923      Interest in Oklahoma oil
                                                       and gas property

David Howard                 2/16/07        1,923      Interest in Oklahoma oil
                                                       and gas property
Private Placement
-----------------

      Between October 2006 and April 2007 the Company raised $1,414,100, net of commissions, from the sale of 1,455,100 shares of its common stock, plus 491,500 Series A warrants and 963,600 Series B warrants, to private investors. The Series A warrants expired on December 31, 2007. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $2.50 per share at any time prior to September 30, 2009. The Company paid commissions of $40,400 in connection with the sale of these securities.

The Carnrite Group LLC
----------------------

    Name                       Date      Shares        Consideration
    ----                       ----      ------        -------------

Alan G. Carnrite             8/10/07    1,271,125      Membership  interest in
                                                       the   Carnrite   Group,
                                                       LLC.

Gillian A. Tilbury           8/10/07      381,337      Membership interest in
                                                       the Carnrite Group,
                                                       LLC.

Lea Ann Robertson            8/10/07      381,337      Membership interest in
                                                       the Carnrite Group,
                                                       LLC.

Rita L. Williams             8/10/07      381,337      Membership interest in
                                                       the Carnrite Group,
                                                       LLC.

Sherri L. Herzig             8/10/07      381,337      Membership interest in
                                                       the Carnrite Group,
                                                       LLC.

Carolyn N. Stortstrom        8/10/07      381,337      Membership interest in
                                                       the Carnrite Group,
                                                       LLC.

Pearl Investment Company
------------------------

    Name                       Date      Shares        Consideration
    ----                       ----      ------        -------------

R. Bret Rhinesmith           12/5/07    1,075,000      Shares of Pearl
                                                       Investment Company.

Curtis L. Good               12/5/07      134,312      Shares of Pearl
                                                       Investment Company.

Patrick A. Redalen            12/5/07      59,312      Shares of Pearl
                                                       Investment Company.
Kindra Snow-McGregor          12/5/07      75,000      Services rendered.

Michael J. Kraft              12/5/07      75,000      Services rendered.

Edward C. Relaford, Jr.       12/5/07      75,000      Services rendered.

Larry W. Bridger              12/5/07      75,000      Services rendered.

Patrick Murray                12/5/07      75,000      Services rendered.

Mona Walker                   12/5/07      75,000      Services rendered


Epic Integrated Solutions LLC
-----------------------------

    Name                       Date      Shares       Consideration
    ----                       ----      ------        -------------

Joseph Allen Wright          2/20/08      500,000     Membership  interest in
                                                      Epic Integrated Solutions,
                                                      LLC

Richard Dean Harvey          2/20/08      250,000     Membership interest in
                                                      Epic Integrated
                                                      Solutions, LLC

Traci Marlene Harvey          2/20/08      250,000    Membership interest in
                                                      Epic Integrated Solutions,
                                                      LLC

Common Stock and Warrants
-------------------------

      On December 5, 2007 Epic sold 5,096,002 shares of its common stock, plus warrants, to the investors listed below. Each warrant entitles the holders to purchase one share of the Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

      On December 31, 2007 Epic sold an additional 1,023,001 shares of its common stock to a group of private investors for gross proceeds of $1,534,502 or $1.50 per share. The investors also received warrants which entitle the holders to purchase up to 1,023,001 shares of Epic's common stock. The warrants are exercisable at a price of $1.50 per share and expire on December 5, 2012.

                                    Date
Name                               of Sale    Shares   Warrants   Consideration
----                               -------    ------   --------   -------------

Chestnut Ridge Partners, LP        12-05-07   200,000    200,000     $300,000

Ironman PI Fund (QP), L.P.         12-05-07   500,000    500,000     $750,000

Truk Opportunity Fund, LLC         12-05-07   250,000    250,000     $375,000

Truk International Fund, LP        12-05-07    83,333     83,333     $125,000

Brio Capital L.P.                  12-05-07   100,000    100,000     $150,000

GCA Strategic Investment Fund Ltd. 12-05-07   333,333    333,333     $500,000

Cranshire Capital, L.P.            12-05-07   166,667    166,667     $250,000

Midsummer Investment, Ltd. (1)     12-05-07   500,000    500,000     $750,000

Fort Mason Master, LP (1)          12-05-07   469,550    469,550     $704,325

Fort Mason Partners, LP (1)        12-05-07    30,450     30,450      $45,675

Fraser Black and Deirdre D. Black  12-05-07   333,333    333,333     $500,000

Marcus Wilkins                     12-05-07   100,000    100,000     $150,000

Robert R. Henry                    12-05-07   130,000    130,000     $195,000

C. Allen Robinson                  12-05-07    66,666     66,666      $99,999

Castex New Ventures, L.P.          12-05-07   666,667    666,667   $1,000,000

Roger S. Kellett                   12-05-07    35,000     35,000      $52,500

Ricky D. Needham                   12-05-07    22,000     22,000      $33,000

Thomas E. Palmer Jr.               12-05-07    20,000     20,000      $30,000

Thomas Edwin Palmer Sr.            12-05-07    33,334     33,334      $50,001

Terry P. Sellers                   12-05-07    33,333     33,333      $50,000

Continental American Resources,
  Inc.                             12-05-07    33,333     33,333      $50,000

Morgan J. Scudi                    12-05-07    40,000     40,000      $60,000

                                    Date
Name                               of Sale    Shares   Warrants   Consideration
----                               -------    ------   --------   -------------

Albert G Aaron                     12-05-07    66,667     66,667     $100,000

Edward  Perera                     12-05-07    76,001     76,001     $114,001

Warren W. Smith                    12-05-07    66,667     66,667     $100,000

William Reed Moraw                 12-05-07    50,000     50,000      $75,000

M. Richard Asher                   12-31-07   466,667    466,667     $700,000

Susanne Young                      12-31-07    66,667     66,667     $100,000

Steven Hahn                        12-31-07    66,667     66,667     $100,000

Jeffrey Hahn                       12-31-07    66,667     66,667     $100,000

Braden S. Carlsson                 12-31-07    23,000     23,000      $34,500

Retzloff Family Company Ltd.       12-31-07   333,333    333,333     $500,000

(1) On April 30, 2008 Fort Mason Master, LP and Fort Mason Partners LP sold their shares of common stock and warrants to Midsummer Investment, Ltd.

Notes and Warrants
------------------

      On December 5, 2007 the Company sold notes in the principal amount of $20,250,000 plus warrants, to the investors listed below. Each warrant entitles the holders to purchase one share of the Company's common stock. The warrants are exercisable at a price of $1.65 per share and expire on December 5, 2012.

                                             Principal
Name                                       Amount of Note         Warrants
----                                       --------------         --------

Shelter Island Opportunity Fund, LLC         $1,000,000            787,879

William H. Wilson, Jr.                       $   70,000             55,152

H. Steven Walton                             $   50,000             39,394

Peter Morin                                  $   65,000             51,213

Todd M. Binet                                $   65,000             51,513

Cranshire Capital, L.P.                      $  250,000            196,970

                                             Principal
Name                                       Amount of Note         Warrants
----                                       --------------         --------

Midsummer Investment, Ltd. (1)               $4,500,000          3,545,455

Fort Mason Master, L.P. (1)                  $2,112,975          1,664,769

Fort Mason Partners, L.P. (1)                $  137,025            107,960

Whitebox Convertible Arbitrage Partners, LP  $5,500,000          4,333,334

Pandora Select Partners, LP                  $3,000,000          2,363,637

Whitebox Special Opportunities               $3,000,000          2,363,637
 Partners Series B, LP

Guggenheim Portfolio Company XXXI, LLC       $  500,000            393,940

(1) On April 30, 2008 Fort Mason Master, LP and Fort Mason Partners LP sold their notes and warrants to Midsummer Investment, Ltd.

      Rodman & Renshaw acted as the lead placement agent for the sale of the common stock, notes and warrants. For its services in this regard, Rodman & Renshaw received $1,849,000 in cash from the Company, as well as warrants to purchase 1,301,151 shares of the Company's common stock. Warrants to purchase 184,333 shares are exercisable at a price of $1.50 per share and warrants to purchase 1,116,818 shares are exercisable at a price of $1.65 per share. The Company paid $235,000 to other placement agents, none of which were affiliated with the Company, participating in the financing.

      The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of the shares of common stock, notes and warrants listed in this Item 15. The persons who acquired these shares were sophisticated investors. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

Exhibit
Number    Exhibit Name
-------   ------------

3.1       Articles of Incorporation                  Incorporated by reference,
                                                     and as same exhibit number,
                                                     from the Company's
                                                     Registration Statement on
                                                     Form  10-SB filed on
                                                     August 22, 2000 (Commission
                                                     File No. 000-31357).

3.2      Amendments to Articles of Incorporation                 *
                                                     -------------------------

3.3      Bylaws                                                  *
                                                     -------------------------

5        Opinion of Counsel

10.1  Agreement relating to the acquisition of the   Incorporated by reference
      Carnrite Group, LLC                            to Exhibit 10 to the
                                                     Company's report on
                                                     Form 8-K dated August 10,
                                                     2007.

10.2  Agreement relating to the acquisition of Pearl Incorporated by reference
      Investment Company                             to  Exhibit 10.1 to the
                                                     Company's report on Form
                                                     8-K dated December 5, 2007.

10.3  Securities Purchase Agreement (together with   Incorporated by reference
      schedule required by Instruction 2 to Item 601 to Exhibit  10.2  to  the
      of Regulation S-K) pertaining to the sale of   Company's report on Form
      common stock and warrants                      8-K dated December 5, 2007.

10.4  Purchase Agreement (together with schedule     Incorporated by reference
      required by Instruction 2 to Item 601 of       to Exhibit 10.3 to the
      Regulation S-K) pertaining to the sale of      Company's report on Form
      the notes and warrants                         8-K dated December 5, 2007.

10.5  Agreement relating to the acquisition of Epic
      Integrated Solutions LLC                                   *
                                                     --------------------------

10.6  Employment Agreement with R. Bret Rhinesmith               *
                                                     --------------------------

10.7  Employment Agreement with Patrick W. Murray                *
                                                    ---------------------------

10.8  Gas Purchase Agreement with IACX Energy, LLC               *
                                                    ---------------------------

10.9  Consulting Agreement with R. Bret Rhinesmith               *
                                                    ---------------------------

21. Subsidiaries                                                 *
                                                     -------------------------

23.1     Consent of Attorneys                                    *
                                                     -------------------------

23.2     Consent of Accountants                                  *
                                                     -------------------------

*    Previously filed.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary officering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Woodlands, Texas.

                                    EPIC ENERGY RESOURCES, INC.


Date: October 28, 2008           By:     /s/ Rex P. Doyle
                                         -------------------------------------
                                         Rex P. Doyle, Principal
                                         Executive Officer

Date: October 28, 2008           By:     /s/ Michael Kinney
                                         -------------------------------------
                                         Michael Kinney,  Principal  Financial
                                         and Accounting Officer

    Pursuant the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date

/s/ Rex P. Doyle                    Director             October 28, 2008
-------------------------           and Principal
Rex P. Doyle                        Executive Officer


/s/ W. Robert Eissler               Director             October 28, 2008
-------------------------
W. Robert Eissler


                                    Director
-------------------------
Dr. Robert M. Ferguson


/s/ John Otto                       Director             October 29, 2008
-------------------------
John Otto